Exhibit 99.2
October 7, 2016

Dear KBS REIT I Investor:

I’m pleased to announce that on October 5, 2016, KBS Real Estate Investment Trust, Inc.’s (the “REIT”) board of directors approved a plan of liquidation to sell all of the REIT’s remaining assets, distribute the net proceeds from liquidation to stockholders and dissolve the REIT. This plan is subject to stockholder approval and you will soon be receiving a proxy statement in the mail with details of the proposed liquidation for your consideration.

If the plan of liquidation is approved and the REIT is successfully able to implement the plan, the REIT estimates that the amount of cash stockholders would receive for each share of the REIT’s common stock that they hold could range between $3.27 and $3.68 per share. The REIT’s range of estimated net proceeds from liquidation is based on the range in the new estimated value per share of the REIT’s common stock of $3.40 to $3.82, which was also approved by the REIT’s board of directors on October 5, 2016, and reduced for various estimated costs and fees the REIT expects to incur during the liquidation process.

The new estimated value per share is based on the estimated value of the REIT's assets less the estimated value of the REIT's liabilities, or net asset value, divided by the number of shares outstanding, all as of June 30, 2016, except for certain items for which estimated values were adjusted subsequent to June 30, 2016.1 The estimated value per share was based on the recommendation by the REIT's external advisor, KBS Capital Advisors, using the methodologies and assumptions described in the REIT’s Valuation 8-K, and such determination is ultimately and solely the responsibility of the board of directors. The REIT engaged Duff & Phelps, LLC, an independent, third‐party real estate valuation firm, to provide appraisals for the majority of the REIT’s real estate properties (the “Appraised Properties”) and a calculation of the range in estimated value per share.

In addition to closing costs related to assets sold and capital expenditures, the change in the estimated value per share from December 2015 was largely driven by the following:

•
University Park declined $8.7 million in appraised value from the December 2015 appraised value due to the second largest tenant notifying the REIT that it will vacate when its lease expires in June 2017. The 2015 appraised value assumed the probability of the tenant renewing was 75%. Another large tenant, currently occupying 30% of the property, is a month-to-month tenant and can vacate anytime with a 60-day notice without penalty. In addition, the lack of investor demand in the Sacramento office rental market has resulted in higher capitalization rates.

•	Woodfield Preserve was sold on July 14, 2016 for net sales proceeds of $71.5 million, which represents an $8.3 million decline from the December 2015 appraised value.

•
Bridgeway Tech Center declined $4.9 million in appraised value from the December 2015 appraised value primarily due to a softening in investor demand in Newark, CA. Bridgeway is a two-tenant property and is 100% leased for the next 10 years. While the yield is strong, there has historically been a limit on the price per foot in the submarket and the REIT does not believe investors will push pricing above the limit at this time.

•
City Gate declined $2.4 million in appraised value from the December 2015 appraised value as a result of revising the cash flow projections to account for higher projected leasing costs to stabilize the property and the lack of investor demand in the Sacramento office rental market resulting in higher capitalization rates.

GKK Portfolio
In the GKK portfolio, the appraised value of the Citizens Bank portfolio declined $9.6 million from the December 2015 appraised value due to properties where tenants will now likely vacate when their leases expire between 2016 and 2018, and current market rent substantially below in-place rent.

On a positive note, 158 GKK Properties were sold from September 30, 2015 to June 30, 2016, with a total value after closing costs and disposition fees of $389.8 million, which was $13.3 million higher than the December 2015 appraised value.

For more information on the estimated value per share, please see the Valuation 8-K. In addition, you can view the October 2016 Valuation Presentation online on the Investor Information page of the REIT’s website at www.kbsreit.com.

I look forward to sharing future updates with you.

Sincerely,

Charles J. Schreiber, Jr.
Chief Executive Officer

1 For a full description of the limitations, methodologies and assumptions used to value the REIT’s assets and liabilities, and used in the calculation of the estimated value per share, see the REIT’s Current Report on Form 8‐K, filed with the SEC on October 7, 2016 (the “Valuation 8-K”).

Forward-Looking Statements
The foregoing includes forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The REIT intends that such forward-looking statements be subject to the safe harbors created by Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of the REIT and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The REIT undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. Such statements are subject to known and unknown risks and uncertainties which could cause actual results to differ materially from those contemplated by such forward-looking statements. The REIT makes no representation or warranty (express or implied) about the accuracy of any such forward-looking statements. These statements are based on a number of assumptions involving the judgment of management. The appraisal methodology for the Appraised Properties assumes the properties realize the projected net operating income and expected exit cap rates and that investors would be willing to invest in such properties at yields equal to the expected discount rates. Though the appraisals of the Appraised Properties, with respect to Duff & Phelps, and the valuation estimates used in calculating the estimated value per share, with respect to Duff & Phelps, KBS Capital Advisors and the REIT, are the respective party’s best estimates, the REIT can give no assurance in this regard. Even small changes to these assumptions could result in significant differences in the appraised values of the Appraised Properties and the estimated value per share.

If the plan of liquidation is approved by the REIT’s stockholders, there are many factors that may affect the amount of liquidating distributions the REIT will ultimately pay to its stockholders, including, among other things, the ultimate sale price of each asset, changes in market demand for office, industrial and bank branch properties during the liquidation process, the amount of taxes, transaction fees and expenses relating to the liquidation and dissolution, and unanticipated or contingent liabilities arising after the date of the REIT’s definitive proxy statement. No assurance can be given as to the amount of liquidating distributions the REIT will ultimately pay to its stockholders. If the REIT underestimated its existing obligations and liabilities or if unanticipated or contingent liabilities arise, the amount of liquidating distributions ultimately paid to the REIT’s stockholders could be less than estimated.
Forward-looking statements also depend on factors such as: future economic, competitive and market conditions; the REIT’s ability to maintain occupancy levels and lease rates at its real estate properties; the REIT’s ability to sell its real estate properties at the times and at the prices it expects; the ability of the REIT to make strategic asset sales to make required amortization payments and principal payments on its debt obligations and to fund its short and long-term liquidity needs; the REIT’s ability to successfully operate and sell the GKK Properties given the concentration of the GKK Properties in the financial services sector; the borrowers under the REIT’s real estate loan investments continuing to make required payments under the loan documents; the REIT’s ability to successfully negotiate modifications, extensions or refinancings of its debt obligations; KBS Capital Advisors’ limited experience operating and selling bank branch properties; and other risks identified in the REIT’s Preliminary Proxy Statement, filed with the SEC on October 7, 2015, and in Part I, Item 1A of the REIT’s Annual Report on Form 10-K for the year ended December 31, 2015 and in Part II, Item 1A of the REIT’s Quarterly Report on Form 10-Q for the period ended June 30, 2016, both as filed with the SEC. Actual events may cause the value and returns on the REIT’s investments to be less than that used for purposes of the REIT’s estimated value per share and net proceeds from liquidation.
IMPORTANT INFORMATION FOR STOCKHOLDERS
ADDITIONAL INFORMATION AND WHERE TO FIND IT
On the October 7, 2016, the REIT filed a preliminary proxy statement, and plans to file a definitive proxy statement for its Annual Meeting of Stockholders with the SEC. The definitive proxy statement will be sent or given to the REIT’s stockholders and will contain information about the proposals to be voted on by the REIT’s stockholders at the Annual Meeting of Stockholders, including information relating to the plan of liquidation referenced in this letter. This letter does not constitute a solicitation of any vote or proxy from any stockholder of the REIT. STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT CAREFULLY AND IN ITS ENTIRETY WHEN IT IS AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS OR MATERIALS FILED OR TO BE FILED WITH THE SEC OR INCORPORATED BY REFERENCE IN THE DEFINITIVE PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSALS TO BE VOTED ON BY THE REIT’S STOCKHOLDERS AT THE ANNUAL MEETING OF STOCKHOLDERS. Stockholders will be able to obtain a copy of the definitive proxy statement and other relevant documents, including the REIT’s Annual Report on Form 10-K for the year ended December 31, 2015 (which also has been or will be sent to the REIT’s stockholders), free of charge at the SEC’s website, www.sec.gov, on the Investor Information page of the REIT’s website at www.kbsreit.com, or by directing a request by mail to KBS Real Estate Investment Trust, Inc., c/o DST Systems, Inc. PO Box 219015, Kansas City, MO 64121-9015 or KBS Real Estate Investment Trust, Inc., c/o DST Systems, Inc., 430 W. 7th Street, Kansas City, MO 64105.
PARTICIPANTS IN THIS SOLICITATION
The REIT, its directors and executive officers, KBS Capital Advisors and its officers and employees may be deemed to be participants in the solicitation of proxies from the REIT’s stockholders with respect to the proposals to be voted on at the Annual Meeting of Stockholders, including the plan of liquidation. Information regarding the REIT, its directors and executive officers and KBS Capital Advisors, including detailed information regarding the interests of such entities or persons in the solicitation, is included in the REIT’s preliminary proxy statement and will be included in the definitive proxy statement in connection with the Annual Meeting of Stockholders. Stockholders may obtain the definitive proxy statement and other relevant documents free of charge as described above.